                                                                   EXHIBIT 10.52

   Confidential Materials omitted and filed with the Securities and Exchange Commission.
                           Asterisks denote omissions.

                                 AMENDMENT No. 1
                                     to the
                                    AGREEMENT

Between,

     AG Communication Systems Corporation, a Delaware corporation, with offices located at 2500 West Utopia Road, Phoenix, Arizona 85027 (hereinafter referred to as "AGCS"),

And,

     Cellular Express, Inc., a Massachusetts corporation d/b/a Boston Communications Group, with offices located at 100 Sylvan Road, Woburn, Massachusetts 01801 (hereinafter referred to as "Company").


WHEREAS, AGCS and Company entered into an Agreement, dated November 16, 1998 (the "Agreement"), by the terms of which AGCS agreed to develop and port Wireless Prepaid Services (WPS) solutions based on Company and/or industry specifications, all as more fully set forth in the Agreement; and

NOW, THEREFORE, the parties agree as follows:


1.  The first paragraph of Article 14, Termination, shall be amended as follows:
                                       -----------

     This Agreement may not be terminated by the Company, at its sole discretion, prior to meeting all its payment obligations set forth in Attachment 1 of this Agreement. Company may terminate this Agreement, at its sole discretion, at any time following completion of all its payment obligations set forth in Attachment 1 of this Agreement, on fifteen (15) days prior written notice to AGCS. Upon termination by the Company, following its meeting all its payment obligations AGCS shall not have any further rights against the Company under this Agreement. Should Company terminate this Agreement prior to meeting all its payment obligations, for any reason except default by AGCS, Company agrees to pay AGCS the amounts set forth in Attachment 1 of this Agreement.

2.   Section 26, Definitions, is hereby added to the Agreement:
                 -----------

            26.  Definitions.
                 -----------

          (a) "WPS Software" means the [**] Call Control and Protocol Software, UWC WPS Release 1.0, TIA WPS Release 1.0 and GSM WPS Release 1.0, which interfaces with Company's rating engine and Company's Intelligent Peripheral (IP) as detailed in the following Company documents: Company's WIN prepaid business requirements [**].

          (b) "UWC WPS Release 1.0" means a Wireless Intelligent Network (WIN) based UWC WPS solution based on UWC Prepaid Charging (PPC), Phase 1, service specifications with modifications/additions per Company functional specifications as defined in the first paragraph of Section 1, GENERAL, of Attachment 1.

          (c) "TIA WPS Release 1.0" means the mutually agreed to capabilities of UWC WPS Release 1.0 plus a TIA WPS solution based on TIA TR-45.2.2.4 WIN, Phase 2 (Package A) specifications with modifications/additions per Company functional specifications as defined in the first paragraph of Section 1, GENERAL, of Attachment 1.

          (d) "GSM WPS Release 1.0" means a GSM CAMEL based WPS solution in accordance with mutually agreed to functional specifications.

     Confidential Materials omitted and filed with the Securities and Exchange Commission.
                          Asterisks denote omissions.


3. The first paragraph of Section 1, GENERAL, of Attachment 1 shall be amended as follows:

     AG Communication Systems (AGCS) will develop and port the following Wireless Prepaid Services (WPS) solutions for Boston Communications Group
     (BCGI): a Roaming WPS solution based on BCGI's submitted technical specification [**] and BCGI's roaming functional specifications to be provided by BCGI; a Wireless Intelligent Network (WIN) based UWC WPS solution based on UWC Prepaid Charging (PPC), Phase 1, service specifications with modifications/additions per BCGI functional specifications and, a TIA WPS solution based on TIA TR-45.2.2.4 WIN, Phase 2 (Package A) specifications with modifications/additions per BCGI functional specifications, which is expected to be standardized sometime in 1999. Additionally, BCGI may request, and AGCS agrees, to develop GSM CAMEL WPS as defined in the following paragraph.

4. The second paragraph of Section 1, GENERAL, of Attachment 1 shall be amended as follows:

     AGCS will develop a WIN based UWC WPS solution for delivery by April 1, 2000. This solution will interface with BCGI's rating engine and BCGI's IP as detailed in the following BCGI documents: BCGI's WIN prepaid business requirements [**]; and a WIN prepaid functional specification to be provided by BCGI. AGCS will migrate this solution to a TIA WIN Phase 2 solution within nine months of when this standard becomes available. If BCGI requests AGCS to develop GSM CAMEL WPS, , AGCS will develop WIN based UWC/TIA WPS solution only on the [**] platform and will develop GSM CAMEL WPS on the [**] platform. BCGI must notify AGCS in writing prior to January 1, 2000, if they wish to have AGCS develop GSM CAMEL WPS on the [**] platform or to develop WIN based UWC/TIA WPS on a second platform, either the [**] platform. If written notification is not received by AGCS prior to January 1, 2000, AGCS shall develop GSM CAMEL WPS on the [**] platform in lieu of development of WIN based UWC/TIA WPS on a second platform. AGCS shall deliver the selected solution (UWC/TIA WPS solution developed to run on a second platform or GSM CAMEL WPS) nine months after written request by BCGI to develop such solution or September 1, 2000, whichever is earlier.

     The price for the UWC/TIA/GSM WPS solutions referred to above shall be [**] to be invoiced in accordance with the schedule set forth in Payment Terms.

5. The third paragraph of Section 1, GENERAL, of Attachment 1 shall be amended as follows:

     AGCS will develop and port the roaming solution to BCGI specifications for [**]. This price includes BCGI exclusive license of the roaming solution. Maintenance for this is included throughout December 31, 2001.

6. The fourth paragraph of Section 1, GENERAL, of Attachment 1 shall be deleted in its entirety.

7. The fifth paragraph of Section 1, GENERAL, of Attachment 1 shall be amended as follows:

     Annual maintenance fees, in accordance with the level of support provided by AGCS, for service bureau usage of UWC/TIA WPS and GSM CAMEL WPS will be as follows:


--------------------------------------------------------------------------------------------------
                                                 FIRST LEVEL SUPPORT       SECOND LEVEL SUPPORT
--------------------------------------------------------------------------------------------------
First Platform* with one Application                     [**]                      [**]
--------------------------------------------------------------------------------------------------
2nd Platform with one Application                        [**]                      [**]
--------------------------------------------------------------------------------------------------
Each Successive Platform w/one Application               [**]                      [**]
--------------------------------------------------------------------------------------------------
Two Applications on the same platform add:               [**]                      [**]
--------------------------------------------------------------------------------------------------

   Confidential Materials omitted and filed with the Securities and Exchange Commission.
                          Asterisks denote omissions.

     *  Platform consists of the following scenarios:

     1.   One system with live customers and one hot standby system.
     2.   A mated pair each running at no more that 50% capacity utilization.
     3. A mated pair each running at no more that 50% capacity utilization each with a hot standby.

     The fee for the maintenance to be provided to BCGI by AGCS shall be invoiced quarterly by AGCS beginning thirty (30) days prior to the expiration of the existing warranty or maintenance period, payable thirty
     (30) days from invoice date. First level of support will validate the problem reported and isolate the problem to the WPS Software. Non revenue generating installations, including lab and back-up units, will not be subject to maintenance fees.

8. The seventh paragraph of Section 1, GENERAL, of Attachment 1 shall be amended as follows:

     The Agreement does not preclude BCGI from developing Intelligent Network
     (IN) Service Logic for prepaid or any other IN applications.

9. The eight paragraph of Section 1, GENERAL, of Attachment 1 shall be amended as follows:

     BCGI will have an unlimited, fully paid and perpetual license (excluding source code and maintenance) to the UWC/TIA and/or GSM CAMEL, if BCGI requests AGCS to develop GSM CAMEL WPS. AGCS will develop UWC/TIA WPS solution on the [**] initially to be delivered by April 1, 2000. If BCGI chooses UWC/TIA WPS solution to be developed to run on a second platform, one of the following platforms may be used: [**]. Should BCGI choose to have AGCS develop GSM CAMEL WPS, the GSM CAMEL WPS solution shall be developed to run on the [**] platform.

     If BCGI chooses development of any of the applications on the [**] platform, BCGI and AGCS will evenly share the cost of this platform for the purpose of development and testing. Prior to September 1, 2003, BCGI may elect to reimburse AGCS for the cost paid by AGCS for the above platform jointly purchased for development and testing, if, BCGI wishes to take ownership of this platform.

     AGCS agrees to place the source code in escrow within 30 days following acceptance of the software by BCGI, upon mutually agreed terms which shall include the provision that the source code shall be released to BCGI in the event that AGCS or its successor ceases operations or is otherwise unable or refuses in writing to maintain the software.

10. Payment Terms in Section 1, GENERAL, of Attachment 1 shall be amended as follows:

Payment Terms:
     ROAMING SOLUTION
     Schedule                                 %    Amount    Responsibility   Date
     ----------------------------------------------------------------------------------
     Contract Signature                       25%  [**]
     Functional Specifications (Roaming)       0%  [**]      BCGI             December 7, 1998
     Final Design Specifications (Roaming)    15%  [**]      AGCS/BCGI        January 18,1999
     Integration Testing (Roaming)            10%  [**]      AGCS             Starts June 1999
     Final Acceptance(Roaming)                10%  [**]      BCGI             Ends July 1999
     Commercial Use (Roaming)                 25%  [**]      BCGI             August 1999
     Integration testing: SCP-Rating
     for 1 platform (UWC/TIA WPS solution)    15%  [**]              (on delivery)
                                             ----------
     TOTAL                                   100%  [**]


   Confidential Materials omitted and filed with the Securities and Exchange Commission.
                          Asterisks denote omissions.

                 UWC/TIA/GSM WPS Solution for Service Bureau*
     Amount    Responsibility  Invoice Date
     ------------------------------------------------------------
     [**]      BCGI            At Signature
     [**]      BCGI            Acceptance of 1st Platform
     [**]      BCGI            Upon delivery of the 2nd Platform
     [**]      BCGI            January 1, 2001
     [**]      BCGI            May 1, 2001

     *These payments cover use of the applications in a service bureau environment running on one or more BCGI or carrier owned SCPs connected to BCGI's service bureau rating and database engine.

     System Sales shall be governed by the terms and conditions set forth in Attachment 3 to this Amendment No. 1. Maintenance for System Sales shall be governed by the terms and conditions set forth in Attachment 4 to this Amendment No. 1.

11. Advance Payments in Section 1, GENERAL, of Attachment 1 shall be deleted in its entirety.

12. The first paragraph of Section 3, UWC/TIA WPS SOLUTION, of Attachment 1 shall be deleted in its entirety.

13. The second paragraph of Section 3, UWC/TIA WPS SOLUTION, of Attachment 1 shall be deleted in its entirety.

14.  Article 21, Audit, of the Agreement shall be deleted in its entirety.
                 -----

15.  Article 23, Maintenance, of the Agreement shall be amended as follows:
                 -----------

     23. Maintenance BCGI has the option to purchase maintenance, as set forth in Attachment 4 to this Amendment No. 1, for an initial term of twelve
          (12) months following the end of the warranty period provided by AGCS for the WPS Software. AGCS' TAC support will be provided and that maintenance will correct errors or deficiencies in the operation and functioning of the application as required by the specifications. Maintenance does not include additional or enhanced functionality or additional or enhanced features to the software, except that provided for in Attachment 1.

16.  Article 20, Acceptance, of the Agreement shall be amended as follows:
                 ----------

          The first sentence of 20.1 should be amended as follows, the remainder of the article remains the same:

               Prior to delivery of the commercial Roaming WPS Software solution and any WPS Software solution to Company, AGCS shall perform the internal testing that is appropriate to provide reasonable assurance that each software solution will perform in conformance with their specifications.

17.  Article 20, Acceptance, of the Agreement shall be amended by adding a
                 ----------
Section 20.6 as follows:

     20.6 If BCGI chooses GSM CAMEL WPS Software, and if the GSM CAMEL WPS Software solution fails to perform in conformance with its specifications during the acceptance test period, AGCS shall extend the acceptance test period, as mutually agreed by the parties, and shall correct material deficiencies. If AGCS is unable to correct material deficiencies by the date agreed to by both parties, Company shall be refunded the amount paid for the GSM CAMEL WPS Software solution.

18. Unless otherwise modified or amended by this Amendment No. 1, the Agreement remains in full force and effect.


IN WITNESS WHEREOF the parties have signed this Amendment No. 1 in two originals as of the date or dates below written.


Cellular Express, Inc.                      AG Communication Systems Corporation


By:  /s/ Kevin Thigpen                         By:  /s/ Charles Schulz
     -----------------------------------          ------------------------------


Name:  Kevin Thigpen                           Name:  Charles Schulz
     -----------------------------------            ----------------------------


Title: Vice President & General Manager        Title:  VP/GM PAG
      ----------------------------------             ---------------------------


Date:  August 24, 1999                         Date:  August 26, 1999
     -----------------------------------            ----------------------------

   Confidential Materials omitted and filed with the Securities and Exchange Commission.
                          Asterisks denote omissions.


                                  Attachment 3
                                  ------------

                                  SYSTEM SALES

1.   SCOPE

1.1 The following terms and conditions shall apply to transactions in which AG Communication Systems Corporation (AGCS) furnishes WPS Software to Boston Communications Group (BCGI) as a distributor for purposes of (i) sublicensing WPS Software throughout the world and (ii) using WPS Software to provide installation, training and support services to BCGI customers worldwide.

1.2 Following June 1, 2002 the parties may negotiate a mutually acceptable agreement to replace the current terms and conditions.

2.   DEFINITIONS

     All initially capitalized terms that are not specifically defined in this Attachment 3 shall have the meanings ascribed to them in the Agreement. Additionally, the following terms and their definitions shall apply:

2.1 "Enhancement" means any upgrade or new feature not included in "WPS Software" as defined in Amendment No. 1 to the Agreement that increases capability of the WPS Software and any Documentation related to the Enhancement. Enhancements will be signified by either a new release number, (e.g., Release 4.0 succeeding Release 3.0) for the addition of major capabilities, or a software point release to identify the addition of a minor capability to the software (i.e., Release 4.1, the number 1 indicating a software point release to Release 4.0 of the software). Enhancements will be made available to LICENSEE at a mutually agreed upon price and licensed pursuant to this Agreement or to an amendment to this Agreement, or a separate agreement or written order between the parties.

2.2 "Licensed Materials" means the WPS Software (as defined below in Section 26(a) of the Agreement) and Related Documentation; no source code versions of computer programs are included in Licensed Materials.

2.3 "Modification" means a revision or minor change to the WPS Software intended to correct errors or nonconformance with the Related Documentation. Modifications do not include Enhancements. An issue number to the release itself (e.g., release 2.0 Issue 1) will signify modifications. Modifications are provided at no charge to BCGI under warranty coverage and the Software Maintenance Agreement.

2.4 "Related Documentation" means the printed materials provided with the WPS Software describing the WPS Software and their installation and use.

2.5 "Service Providers" means entities that are sublicensed, directly or indirectly, by BCGI to use the WPS Software and to provide Wireless Prepaid services to their respective subscribers. Service Providers may not sublicense the WPS Software, but may permanently assign or transfer their license to use the WPS Software to a third party, provided such party is not a competitor of AGCS and agrees to be bound in writing to the terms and conditions of the sublicense.

2.6 "Third Party Vendor(s)" means any and all third party hardware and/or software vendor(s) whose hardware and/or software are required for the operation of the WPS Software.

3.   LICENSE GRANT


3.1 AGCS grants BCGI, subject to the fees set forth in Section 8, a [**] right to sublicense, market and distribute copies of the Licensed Materials in object code form. AGCS shall also provide BCGI with one

    Confidential Materials omitted and filed with the Securities and Exchange Commission.
                          Asterisks denote omissions.


(1) demonstration copy of the Licensed Materials solely for the purpose of marketing and promoting the WPS Software.

(a) BCGI may directly, or indirectly through distributors, grant perpetual sublicenses of the Licensed Materials in object code format to Service Providers for such Service Provider's own internal use, subject to payment by BCGI of the fees set forth in Section 8. BCGI shall cause the Service Providers to execute a sublicense agreement containing the minimum terms and conditions set forth in this Agreement. AGCS acknowledges that the terms and conditions of the sublicense agreement are subject to negotiations with the Service Providers, but that the final agreement will contain substantially similar terms. No sublicense shall release BCGI from its obligations under this Agreement.

(b) BCGI may install the WPS Software on approved hardware and operating system, along with other BCGI or third party software applications. Should the hardware vendor modify the operating system, AGCS shall make normal customary changes to its WPS Software, based upon its multiple platform provider experience, provided the changes address validated customer opportunities. This effort shall only require recompiling and regression testing. Beyond the parameters set forth in this Section 3.1(b), AGCS agrees to make necessary changes or additions, including redesign of the WPS Software, in accordance with terms to be agreed to between the parties.

(c) AGCS hereby grants BCGI a license to translate, copy and paraphrase, the Related Documentation, as necessary to fulfill the requirements of Service Providers and to provide an integrated prepaid services product. AGCS shall not be liable for any loss or damage caused directly or indirectly by faulty translations.


3.2  The WPS Software shall be licensed on a per subscriber basis as outlined in
     Section 8.1 of this Attachment 3.

3.3 The WPS Software will be marketed and distributed by BCGI under the AGCS [**] trademark under the provisions of Section 11 of this Attachment 3.

4.   RELATIONSHIP OF THE PARTIES

4.1 The relationship of the parties under this Agreement shall be and at all times remain one of independent contractors. All persons furnished by BCGI shall be considered solely BCGI's employees or agents, and BCGI shall be responsible for payment of all unemployment, social security and other payroll taxes including contributions from them when required by law. All persons furnished by AGCS shall be considered solely AGCS' employees or agents, and AGCS shall be responsible for payment of all unemployment, social security and other payroll taxes including contributions from them when required by law.

5.   OBLIGATIONS

5.1  AGCS Obligations:

(a) At its expense, provide one (1) suitcased sales training course open to all members of BCGI's sales team so that BCGI will be able to effectively market and sublicense the Licensed Materials. BCGI will provide for related lodging and transportation expense for AGCS instructors delivering the suitcased courses. Additional courses will be provided at AGCS' then current prices.

   Confidential Materials omitted and filed with the Securities and Exchange Commission.
                          Asterisks denote omissions.

(b) At BCGI's expense, provide technical assistance for sales visits, when such is requested by BCGI (including travel and other time not spent directly with the Service Provider).

(c) AGCS shall provide all Related Documentation to BCGI in English. BCGI shall have a right to translate the documentation provided by AGCS. AGCS shall not be liable for any loss or damage caused directly or indirectly by faulty translations.

(d) Provide second level support to BCGI for the WPS Software sublicensed to Service Providers. This includes twenty-four (24) hours of daily support, seven (7) days per week and includes technical support able to resolve problems that arise from a Service Provider with the application during the extended warranty period if purchased separately. Out-of-warranty services are available as provided in Attachment 4.

(e) Upon request by BCGI, assign project management personnel to work with BCGI on Service Provider projects at a rate of [**] per hour or upon a mutually agreed to fixed project price.

(f) If requested by BCGI for foreign business opportunities, AGCS may modify the AGCS Software to qualify for homologation, comply with local protocols and standards and to achieve other types of local certification and product requirements mandated by foreign governments. In countries where AGCS has already "localized" the WPS Software, AGCS agrees to provide such versions
     to BCGI at no additional charge.   If BCGI requests AGCS to modify the WPS
     Software to achieve localization for an identified business opportunity, the parties shall mutually agree to the fees and terms for such localization.

5.2  BCGI Obligations

(a) Market the Licensed Materials as AGCS products and not as a product of BCGI. However, nothing in this Agreement will require BCGI to market or sublicense any Licensed Materials.

(b)  Provide training for Service Providers as BCGI deems appropriate.

(c) Provide first level support for the WPS Software. This level of support will validate the problem reported and isolate the problem to the WPS Software whereby BCGI will report to AGCS for corrective action.

(d)  Provide all Third Party Vendor software and hardware.

(e)  Provide all integration and installation services for the WPS Software.

6.   ORDERS

6.1 Any written order submitted by BCGI shall contain information necessary for furnishing WPS Software including, without limitation, the date of the order, any applicable product identifier, Service Provider name and delivery location, requested date of shipment and extended warranty information. All orders submitted by BCGI and order acknowledgements submitted by AGCS shall be deemed to incorporate and are subject to the terms and conditions of this Agreement as well as any supplemental terms and conditions mutually agreed by both AGCS and BCGI in writing. Unless both parties expressly agree upon all supplemental terms and conditions in writing, such supplemental terms and conditions shall be null and void.

6.2 No written order shall be binding on AGCS unless and until accepted in writing by AGCS, which may accept or request a clarification of any order; provided, however, that if AGCS fails to respond to BCGI in writing (acceptance or rejection) within ten (10) business days from receipt of the order, AGCS shall be deemed to have accepted the order.

   Confidential Materials omitted and filed with the Securities and Exchange Commission.
                          Asterisks denote omissions.

6.3 In no event shall the preprinted terms and conditions of any written order or acknowledgment or other similar form alter or amend any provision of this Agreement even if signed by either or both parties. An inadvertent omission of reference to this Agreement in a written order or acknowledgment shall not affect the application of this Agreement to such written order or acknowledgment.

6.4 All packing, documentation and arrangements for international shipments shall be the responsibility of BCGI. AGCS shall only arrange shipment of the WPS Software to destinations within the United States, and in the absence of written instructions from BCGI, shall ship the WPS Software in a manner consistent with AGCS' usual shipping practices, F.O.B. shipping point. Risk of loss for the deliverable shall pass to BCGI upon delivery to the carrier. Transportation and shipping charges, including, without limitation, any costs incurred by AGCS relating to packing, storage, documentation and similar items which result from special shipping instruction of BCGI, and the cost of any insurance which BCGI may request in connection with the WPS Software, shall be added to the price stated on the invoice and shall be paid by BCGI at the time that payment of the purchase and/or license price for the WPS Software is due and payable.

6.5 BCGI shall have the obligation of obtaining all required export licenses for the WPS Software where the WPS Software will be exported from the United States.

6.6 In the event an order requires custom modifications or equipment, BCGI may, in writing, request that AGCS reschedule the order under this Agreement in whole or in part (i.e., request a new delivery date for the WPS Software ordered), cancel, or reconfigure any order within sixty (60) days of scheduled ship date. In this event, BCGI shall be subject to the following charges:


No. Days Request is        Cancellation   Reconfiguration/
Received Prior to Ship     Charges        Rescheduling

Within 31 - 60             [**]           [**]
Within 16 - 30             [**]           [**]
Within  1 - 15             [**]           [**]


6.7 In the event an order does not require custom modifications or equipment, BCGI may, in writing, request that AGCS reschedule the order under this Agreement in whole or in part (i.e., request a new delivery date for the WPS Software ordered), cancel, or reconfigure any order within sixty (60) days of scheduled ship date. In this event, BCGI shall be subject to the following charges:


No. Days Request is        Cancellation   Reconfiguration/
Received Prior to Ship     Charges        Rescheduling

Within 31 - 60             [**]           [**]
Within 16 - 30             [**]           [**]
Within  1 - 15             [**]           [**]

7.   ACCEPTANCE

7.1 The WPS Software shall be deemed accepted upon shipment by AGCS to BCGI for systems sales provided acceptance testing, as defined in Section 20 of the Agreement, by BCGI, of the same WPS Software for service bureau usage has been completed. If acceptance testing by BCGI as defined in Section 20 of the Agreement for the same WPS Software for service bureau usage or an enhanced version of the WPS Software has not been completed, the WPS Software shall be deemed accepted following acceptance testing by BCGI as defined in Section 20 of the Agreement for the initial shipment only of the WPS Software for system sales.

   Confidential Materials omitted and filed with the Securities and Exchange Commission.
                          Asterisks denote omissions.

8.   FEES

8.1 BCGI hereby agrees to pay AGCS [**] per subscriber for system sales up to a total payment of [**] and [**] per subscriber for such sales after the total of such payments exceeds [**]. BCGI shall be responsible for ordering a license in minimum subscriber blocks of [**]. The fee for a system sale shall be determined at the time of sale based upon the number of subscribers that the system which is sold is intended to serve, as stated prior to the sale in writing to BCGI by the customer to whom the system is sold. In the event a Service Provider orders a system expansion from BCGI, BCGI will pay AGCS the applicable per subscriber fee determined at the time of the expansion based upon the number of subscribers that the system expansion which is sold is intended to serve, as state prior to the sale in writing to BCGI by the Service Provider to whom the system is sold.

8.2  AGCS shall invoice BCGI upon shipment and/or acceptance, in accordance with
     Section 7.1 of this Attachment 3, of the WPS Software. All invoices shall be issued in accordance with the billing terms set forth in Section 22, Billing Terms, of the Agreement. AGCS' invoices shall contain (i) BCGI's
     --------------
     "invoice to" and "ship to" addresses as specified by the Order, (ii) Order number, (iii) applicable fee, and (iv) reference to this Agreement.

8.3  All prices are F.O.B. shipping point.

8.4  All amounts expressed herein are in U.S. dollars.

8.5 All prices for WPS Software are exclusive of all federal, state, provincial and local excise, sales, use, value-added, occupational, levies, assessments, import duties and like taxes which may be imposed by the United States of America, or by any political subdivision of the United States, or by any country or political subdivision in connection with any transaction contemplated by this Agreement and/or WPS Software licensed by BCGI hereunder, excluding taxes based upon AGCS' possession thereof prior to originally scheduled delivery and taxes on AGCS' net income from the transaction. Payment of all such taxes shall be assumed and paid for by BCGI. BCGI shall be responsible for providing, in a timely manner, all documentation in the nature of exemption certificates or otherwise, necessary to allow AGCS to refrain from collections, such as sales tax, which it would otherwise be obligated to make. BCGI agrees to indemnify and hold AGCS harmless for all taxes and this obligation shall survive any termination of this Agreement.

9.   Audit

9.1 Not more than twice a year AGCS may audit, or designate an independent certified auditor to audit the directly relevant records of BCGI during BCGI's regular business hours to determine whether the amount paid to AGCS by BCGI is accurate. Any expenses of such audit shall be born by AGCS, unless the audit determines that the amount paid to AGCS by BCGI is inaccurate by more than ten (10%) percent, in which case all reasonable expenses of the audit will be born by BCGI. BCGI will be required to pay AGCS any amount owed. In the event that the audit determines that BCGI has made an overpayment, AGCS shall pay the amount of such overpayment to BCGI.

9.2 The number of subscribers is limited to the license(s) acquired by a Service Provider. In the event the customer orders a system expansion from BCGI, BCGI shall be responsible for providing AGCS a written order for a license(s), in minimum subscriber blocks of [**], at fees set forth in
     Section 8.1, to accommodate the number of subscribers in excess of the authorized quantity. AGCS will invoice BCGI for applicable license at the fees set forth in Section 8.1 and BCGI agrees to pay AGCS the applicable license fee upon receipt of said invoice.

9.3  Any relevant documents shall be conclusively presumed as accurate after six
     (6) months from date of delivery to AGCS by BCGI and shall be excluded from auditing.

9.4 Any information derived from BCGI's reports or records shall be maintained in confidence by AGCS as confidential information of BCGI pursuant to
     Section 4 of the Agreement.

10.  TITLE

10.1 This Agreement is not intended to and shall not be construed to convey or otherwise transfer title to, ownership of, or any proprietary rights in, the Licensed Materials to BCGI or BCGI's Service Providers.

11.  INFRINGEMENT OF PATENTS, TRADEMARKS AND COPYRIGHTS

11.1 In the event of any claim, action, proceeding or suit by a third party against BCGI alleging an infringement of any patent, copyright, trademark or trade secret by reason of the possession, use, license or distribution, in accordance with AGCS' specifications, of any Licensed Materials furnished to BCGI under this Agreement, AGCS at its expense, will defend and hold harmless BCGI and its Service Providers in any such proceeding subject to the conditions and exceptions stated below. AGCS will reimburse BCGI and its Service Providers for any cost, expense or attorney's fee, incurred at AGCS' written request or authorization, and will indemnify and hold harmless BCGI and its Service Providers against any liability assessed against BCGI on account of such infringement.

11.2 In addition, if BCGI's possession, use, license or distribution rights are likely to be or shall be enjoined, AGCS will, at its expense and at its option, either: (1) replace the enjoined Licensed Material furnished pursuant to this Agreement with a suitable substitute free of any infringement; or (2) modify it so that it will be free of the infringement without adversely affecting its functionality; or (3) procure for BCGI and the Service Providers a license or other right to use it; or (4) procure for BCGI a right to license it on terms no less favorable then the terms of this Agreement. If none of the foregoing options is available, AGCS will remove the enjoined Licensed Materials and refund to BCGI any amounts paid by BCGI.

11.3 BCGI shall give AGCS prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation and BCGI shall have the right, at its cost and expense, to cooperate in the defense of such action (including appeals or settlements). BCGI shall, upon AGCS' request and expense, furnish information and reasonable assistance to facilitate the defense and/or settlement of any such claim, action, proceeding, or suit. AGCS shall have no liability to BCGI whatsoever for any loss or damage resulting from a claim of infringement or wrongful use or a Proprietary Right based upon and arising from any unauthorized alteration or modification of the WPS Software or the use of the WPS Software in combination with hardware or software not furnished or recommended by AGCS or any WPS Software development based on a functional specification provided to AGCS by BCGI or a BCGI directed implementation of a functional specification provided to AGCS by BCGI (AGCS shall be liable under this paragraph should infringement be caused by a non BCGI directed implementation of a BCGI functional specification).

12.  WARRANTY, EXTENDED WARRANTY AND TECHNICAL ASSISTANCE

12.1 AGCS will warrant the first sublicense of each of the first releases of the Licensed Materials for a period of six (6) months from acceptance, all subsequent sublicenses of such Licensed Materials, as well as any enhancements thereof, will be warranted for a period of ninety (90) days from acceptance. AGCS will correct, at AGCS' expense, deficiencies in the WPS Software that are brought to AGCS' attention within the warranty period. Provided payment for extended warranty as set forth in Section 7.1 of the Maintenance Agreement has been received by AGCS, extended warranty coverage takes effect on the date of expiration of the warranty provided by AGCS to BCGI. Extended Warranty includes AGCS Customer Support Center (CSC) support twenty-four (24) hours a day, seven (7) days a week.

13.  TRADEMARKS AND OTHER INDICIA

13.1 Licensed Materials licensed hereunder and the packaging therefor may bear certain trade names, trademarks, trade devices, logos, codes or other symbols of AGCS (herein "Indicia"). AGCS hereby grants

     BCGI permission to use Indicia in BCGI's marketing and advertising of, and in BCGI's publicity relating to, the Licensed Materials, PROVIDED such use conforms to AGCS standards and guidelines relating thereto which AGCS may furnish from time to time. AGCS may not use any of BCGI's trade names, trademarks, trade devices, logos, codes or other symbols in a manner that is likely to confuse the public concerning the relationship of the parties. Upon termination of this Agreement, BCGI shall immediately cease using AGCS' trademarks.

14.  MARKETING

14.1 BCGI shall have complete authority to market any or all of the Licensed Materials as it sees fit so long as BCGI meets the payment obligations set forth in this Agreement and does not otherwise violate AGCS' rights in the Licensed Materials. Nothing in this Agreement shall be construed to obligate BCGI to in any way market, distribute, ship or otherwise utilize any Licensed Materials or any portion thereof. It is understood that AGCS will only support one (1) major release behind the current commercial release.

15.  SURVIVAL OF OBLIGATIONS

15.1 The respective obligations of AGCS and BCGI under this Agreement which by their nature would continue beyond the termination, cancellation or expiration hereof, including without limitation, infringement and indemnification obligations, shall survive termination, cancellation or expiration hereof. All licenses and sublicenses purchased under this Agreement or an order shall survive termination, cancellation or expiration of this Agreement.

16.  LIMITATION OF LIABILITY

16.1 In no event shall either party be responsible for any incidental, special or consequential damages arising out of or in connection with this Agreement.

17.  EXPORT CONTROLS

17.1 In regard to the WPS Software as defined in this Agreement, BCGI will not transmit, release, export or reexport, directly or indirectly, in whole or in part, any proprietary information, technology, software or the source code for the software or direct product of such proprietary information, technology, or software: (i) to any country listed from time to time in the Country Groups D:1 and E:2 set forth in the United States Export Administration's list of Country Groups without a license exception or a license from the U.S. Department of Commerce; or, (ii) in contravention of the laws of the United States of America or the laws of any other country. The countries currently listed in the Country Groups D:1 and E:2 are:
     Afghanistan, Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia, Cuba, Estonia, Georgia, Iran, Iraq, Kazakhstan, Kyrgyzstan, Laos, Latvia, Libya, Lithuania, Moldova, Mongolia, The People's Republic of China, North Korea, Romania, Russia, Sudan, Syria, Tajikistan, Turkmenistan, Ukraine, Uzbekistan and Vietnam. This clause shall survive any termination, release or time period set forth in this agreement.

                                  Attachment 4
                                  ------------

                         SOFTWARE MAINTENANCE AGREEMENT

This Software Maintenance Agreement ("Maintenance Agreement"), entered into this 26th day of August, ("Effective Date"), by and between AG COMMUNICATION SYSTEMS CORPORATION, a Delaware corporation, with offices located 2500 West Utopia Road, Phoenix, Arizona 85027 (hereinafter "AGCS") and CELLULAR EXPRESS, INC., a Massachusetts corporation d/b/a Boston Communications Group, with offices located at 100 Sylvan Road, Woburn, Massachusetts 01801 (hereinafter referred to as "BCGI").


WHEREAS, AGCS and BCGI have entered into an Agreement (the "Agreement") by the terms of which AGCS agreed to develop and port Wireless Prepaid Service (WPS Software) solutions based on BCGI and/or industry specifications, all as more fully set forth in the Agreement; and

WHEREAS, BCGI has requested AGCS to provide second line software maintenance and support for the WPS Software in support of BCGI; and

WHEREAS, AGCS is willing to provide, and BCGI is willing to acquire maintenance service for the WPS Software subject to the terms and conditions hereof;

NOW THEREFORE, the parties hereto agree as follows:

1.   SCOPE

1.1 The terms and conditions in this Maintenance Agreement are applicable to the following scenarios:

     a. BCGI sells systems containing WPS Software to Service Providers

     b. BCGI operates the WPS Software in a service bureau environment

     c. BCGI operates service bureau environment for rating and database and links to a carrier installed Service Control Point (SCP) for WPS Software.

2.  DEFINITIONS

2.1 All initially capitalized terms that are not specifically defined in this Maintenance Agreement shall have the meanings ascribed to them in the Agreement.

3.   AGCS CUSTOMER SUPPORT CENTER

3.1 AGCS' Customer Support Center support shall be available to BCGI twenty-four
    (24) hours a day, seven (7) days a week by calling 1-888-888-2427. The service to be provided will be the following:

     3.1.1 Distribution of a master AGCS escalation chart matrix and ongoing updates. This matrix will include names, titles, and telephone numbers of individuals within the Customer Support Center organization for problem response escalation. AGCS agrees to respond to BCGI as stated in Article 2.3 below on a twenty four (24) hour a day basis in the event of an out of service condition. This support may be provided by AGCS' installation, or other qualified personnel.

     3.1.2 Telephone assistance in the diagnosis and resolution of WPS Software problems and assistance in expediting priority replacement software required on an emergency basis.

     3.1.3 On-line remote monitoring of sites, as mutually agreed, to provide assistance in problem identification and resolution. Such on-line monitoring may require a data connection agreement between the parties to regulate the method and extent of connection between the parties' computer networks. BCGI shall arrange in advance, such that Service Provider will have an appropriate access port available.

     3.1.4 Routine telephone assistance in the support of the initial implementation of newly developed software modifications to the WPS Software.

     3.1.5 Furnish software work arounds or updates for software that is not compliant with the Related Documentation.

3.2 When BCGI refers trouble to the AGCS Customer Support Center, the caller must be given a case number and a mutually agreed upon priority level if resolution cannot be completed over the telephone. The table provided below describes the four levels of priority used by the Customer Support Center. The Customer Support Center shall provide the caller a verbal status, disposition or resolution of the reported problem within two (2) hours of notification for priority levels one and two. At the discretion of BCGI, the problem may be escalated in accordance with the following escalation matrix:


--------------------------------------------------------------------------------------------------------
  PRIORITY     URGENCY                                     DESCRIPTION
========================================================================================================
   1           Critical  The Service Provider's network is down and inoperable.  All work has stopped and the situation is causing a critical impact to the Service Provider's business operations and productivity. No workaround is available.
--------------------------------------------------------------------------------------------------------
   2           High      The Service Provider's network is severely limited or degraded.  The situation is causing a significant impact to certain portions of the Service Provider's business and productivity.  No workaround is available.
--------------------------------------------------------------------------------------------------------
   3           Medium    The Service Provider's network is slightly limited or degraded.  The situation has impaired network operations, but most business operations and user productivity continue. A workaround or alternate configuration is available.
--------------------------------------------------------------------------------------------------------
   4           Low       The Service Provider's network or user productivity are not affected.  Service
                         Provider calls in with informational inquiries, documentation issues, upgrade requests, requests for a new feature or function or requires additional information.
--------------------------------------------------------------------------------------------------------

3.3  The Customer Support Center shall respond to all emergency calls within two
     (2) hours.

3.4 AGCS shall cooperate in providing guidelines to ensure the necessary tracking and resolution of service complaints.

3.5 In order to perform diagnostic testing and fault isolation with minimal system interruption, AGCS reserves the right to obtain remote access to the application running at the site reporting the problem. If remote access is requested by AGCS for maintenance purposes, and access is denied or otherwise not available to AGCS, the response times and time intervals for resolution will be expanded to adjust for the time access is not available.

3.6 If the parties agree that AGCS will provide first-call support, BCGI shall provide AGCS with the name, address and telephone number of a designated system administrator and alternate for the site(s) at which the WPS Software is installed. BCGI shall also provide AGCS with all information, documentation, technical assistance and access to the WPS Software as AGCS may reasonably require to perform pursuant to this Maintenance Agreement. The system administrator and alternate shall have a working knowledge of the WPS Software. Only the system administrator and alternate are authorized to contact AGCS for maintenance service. BCGI shall immediately notify AGCS of any changes with respect to the name, address or telephone number of the system administrator and alternate. BCGI shall be responsible for providing adequate system engineering and hardware capabilities for the WPS Software to function properly.

3.7 All corrective software and documentation provided by AGCS for the WPS Software under this Maintenance Agreement shall become and remain the exclusive property of AGCS and shall be licensed to BCGI under the license provisions of the Agreement.

3.8 AGCS' obligations hereunder are contingent upon BCGI's compliance with the terms of the Agreement and this Maintenance Agreement. AGCS reserves the right to reject for maintenance service any WPS Software which has not been on continuous maintenance service by AGCS, or has been repaired by BCGI or a third party other than at the direction of AGCS. BCGI shall be responsible for all charges to restore any WPS Software to a condition acceptable to AGCS for inclusion under this Maintenance Agreement.

3.9 For certain WPS Software problems AGCS may require that BCGI furnish to AGCS a test case and sufficient documentation to allow recreation of the WPS Software problem.

4.   Unsatisfactory Condition Situation(s)

4.1 If at any time during normal operations AGCS encounters an unsatisfactory condition (noncompliance with the Related Documentation) directly related to the WPS Software, AGCS agrees to meet the following time frames for resolving the condition.

     (a) Conditions that affect the ability to track and collect revenue, or that cause major degradation of the WPS Software, requires a continuous effort until corrected, and provide a permanent resolution within fifteen
     (15) days of notification.

     (b) Conditions that affect service, but have a temporary solution to reduce the impact, or that have potential for major service degradation, AGCS shall acknowledge the condition within five (5) days of notification and will provide a permanent resolution within thirty (30) days of notification.

     (c) Conditions that are not service affecting but that have potential to adversely affect normal maintenance and/or administration or WPS Software service, AGCS will acknowledge the condition and provide a permanent resolution within sixty (60) days of notification.

4.2 BCGI and AGCS may agree to action dates to correct unsatisfactory conditions other than those mentioned above. The term "permanent resolution" shall mean a correction of an unsatisfactory condition in the form of a Modification and/or revised operating or maintenance procedures that are acceptable to BCGI and AGCS.

5.   EXCLUDED SERVICES

5.1 MAINTENANCE SERVICE DOES NOT INCLUDE: (1) SERVICES CONNECTED WITH RELOCATION OR NETWORK RECONFIGURATION; (2) SERVICE RESULTING FROM: (a) NEGLECT, MISUSE OR ACCIDENTAL DAMAGE OF THE WPS SOFTWARE (b) MODIFICATIONS OR REPAIRS PERFORMED BY OTHER THAN A PARTY AUTHORIZED BY AGCS; (c) CORRECTION OF DEFECTS ARISING FROM THE FAILURE OF BCGI TO PROVIDE AND MAINTAIN A SUITABLE INSTALLATION ENVIRONMENT INCLUDING BUT NOT LIMITED TO PROPER ELECTRICAL POWER, AIR CONDITIONING OR HUMIDITY CONTROL; OR (d) THE SUPPORT OF THE WPS SOFTWARE USED FOR OTHER THAN THE PURPOSES FOR WHICH THEY WHERE DESIGNED; (3) THE SUPPORT OF SOFTWARE DEVELOPED BY BCGI OR OBTAINED FROM THIRD PARTIES; OR (4) THE SUPPORT OF WPS SOFTWARE NOT PROVIDED BY AGCS.

6.   TERM AND TERMINATION

6.1 The initial maintenance term shall be the first twelve (12) months following the end of the warranty period provided by BCGI to the Service Provider. At the end of this initial twelve (12) month maintenance term, maintenance shall automatically be renewed for the WPS Software for one-year renewal terms until

    Confidential Materials omitted and filed with the Securities and Exchange Commission.
                          Asterisks denote omissions.

     terminated by BCGI by giving AGCS notification in writing at least sixty
     (60) days prior to the expiration date of the existing maintenance term.

6.2 This Maintenance Agreement may be terminated upon the occurrence of one or more of the following events; provided, however, the terminating party shall have no liability to the other party for the exercise of any rights granted in this Article, nor shall such exercise have the effect of waiving any rights, claims, or damages to which the terminating party might be entitled.

     6.2.1 By AGCS if BCGI fails to pay the maintenance fees or any other amounts due hereunder within thirty (30) days of notice of failure to pay.

     6.2.2 By either party if the other party is in default of any other provision of the Agreement or this Maintenance Agreement, provided written notice of such alleged default has been given to the other party and such other party has not cured such default within thirty
          (30) days after receipt of such notice. In the event maintenance services are terminated for any reason during any period covered by a prepaid maintenance fee, Service Provider shall be entitled to a refund of the prepaid and unused maintenance fees determined by dividing the annual maintenance fee by twelve (12) and multiplying the result by the number of months remaining in that maintenance period. The refundable amount applies only to prepaid amounts from Article 6 and shall not apply to other amounts owed to AGCS by BCGI under any other provision of the Agreement or this Maintenance Agreement.

     6.2.3 By AGCS, if BCGI fails to keep current with updates to the WPS Software provided by AGCS. "Keep current" shall be defined as the then current commercial release or one release prior (e.g., current = release 3.0, prior = release 2.0).

7.  MAINTENANCE CHARGES

7.1  System Sales.  For System Sales the price for the maintenance to be
     ------------
     provided to BCGI by AGCS under this Maintenance Agreement (except for maintenance to the Roaming Application and for service bureau usage) will be [**] of the WPS Software license fees if BCGI provides first level support and [**] of the WPS Software license fees if BCGI provides second level support. This fee will be invoiced quarterly by AGCS beginning thirty (30) days prior to the expiration of the existing warranty or maintenance period, payable thirty (30) days from invoice date. AGCS reserves the right to adjust the maintenance price for any renewal of this Maintenance Agreement upon ninety (90) days written notice prior to the end of the term then in effect up to an annual maximum increase of ten percent (10%).

7.2  Service Bureau. The price for maintenance to be provided to BCGI by AGCS
     --------------
     when BCGI is operating the WPS Software (except the Roaming Application and System Sales) in a service bureau environment is outlined in Section 7 of Amendment No. 1 of the Agreement.

7.3  Roaming Application. Maintenance of the Roaming Application is included in
     -------------------
     the License fees paid by BCGI to AGCS for such application until December 31, 2001.

8.   ADDITIONAL SERVICES

8.1 Maintenance service beyond the scope of this Maintenance Agreement shall only be provided in response to a written request by BCGI and will be billed to BCGI at a mutually agreed to rate.

8.2 Software maintenance shall include coverage for Modifications by AGCS to BCGI during the maintenance term at no additional charge.

8.3 Software maintenance provided by AGCS to BCGI to support a Software Environment Upgrade during the maintenance term will be made available at a mutually agreed to rate. A Software Environment Upgrade is the updating of the WPS Software, or parts thereof, to permit the WPS Software to continue to operate according to its requirements and is made necessary by changes or modifications made to the computer platform on which the WPS Software operates.

8.4 Significant changes by BCGI to platform hardware and/or software such as additions or deletions of Operating System, disk interface utilities, process monitoring and control utilities, TCP/IP or HTTP web server require support effort not covered under this Maintenance Agreement. In the event significant changes are made to the Software Environment by BCGI, required changes to the WPS Software by AGCS will be treated as new development effort.

8.5 If AGCS performs maintenance service at BCGI's request for WPS Software that is no longer under warranty due to failure to extend or renew the warranty, failure to pay the applicable extended warranty fees or for any other out-of- warranty condition, those services shall be in response to a request therefor by BCGI in a written order and will be billed to BCGI at AGCS' then current charges for the services.


9.   TAXES

9.1 BCGI shall be responsible for all federal, state and local taxes and other governmental assessments arising from or based upon the maintenance charges payable under this Maintenance Agreement, however designated, exclusive of taxes on AGCS' net income. Such taxes and any other governmental assessments shall be added to AGCS' invoice to BCGI and remitted to the proper authorities by AGCS.

10.  DELAY

10.1 AGCS shall not be responsible for failure to render service hereunder or for delay in rendering such service where the failure or delay results from events of Force Majeure as defined in Section 19 of the Agreement.

11.  ASSIGNMENT

11.1 This Maintenance Agreement may not be assigned by either party without the prior written consent of the other party except as otherwise provided for under Assignments in the Agreement.

12.  DISCLAIMER OF WARRANTY

12.1 OTHER THAN THE WARRANTY PROVIDED FOR IN THIS MAINTENANCE AGREEMENT, AGCS MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE RELATED TO THE SERVICES TO BE PROVIDED HEREUNDER.

13.  LIMITATION OF LIABILITY

13.1 AGCS' LIABILITY UNDER THIS MAINTENANCE AGREEMENT SHALL BE LIMITED, AT AGCS' OPTION, TO THE SUPPORT, REPAIR OR REPLACEMENT OF THE SOFTWARE COVERED BY THIS MAINTENANCE AGREEMENT OR TO AN AMOUNT NOT TO EXCEED THE CURRENT ANNUAL CHARGES PAID UNDER THIS MAINTENANCE AGREEMENT FOR THE SOFTWARE IN QUESTION. IN NO EVENT SHALL AGCS BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS) WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

14.  GENERAL

14.1 No term of this Maintenance Agreement shall be considered waived, and no breach excused, by either party unless made in writing. No consent, waiver or excuse by either party, whether express or implied, shall constitute a subsequent consent, waiver or excuse.

14.2 If any provision of this Maintenance Agreement is held by a court of competent jurisdiction to be invalid or unenforceable such provision shall be severed from this Maintenance Agreement and the remaining provisions will remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Maintenance Agreement and caused it to be effective on the date first written above.

CELLULAR EXPRESS, INC.                  AG COMMUNICATION SYSTEMS
                                        CORPORATION
By: /s/ Kevin Thigpen                   By: /s/ Charles Schulz
  ----------------------------            ----------------------------

Name: Kevin Thigpen                     Name: Charles Schulz
     -------------------------               -------------------------

Title: Vice President
       & General Manager                Title: VP/GM PAG
     -------------------------               -------------------------

Date: August 24, 1999                   Date: August 26, 1999
    --------------------------              --------------------------